     As filed with the Securities and Exchange Commission on December 18, 1997
                                                  Registration No. 333-
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                   ----------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                                   ----------------
                                   PAULA FINANCIAL
                (Exact name of registrant as specified in its charter)
                                   ----------------

         DELAWARE                                           95-4640368
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                           Identification No.)
                                   ----------------
                           300 North Lake Avenue, Suite 300
                              Pasadena, California 91101
                                    (626) 304-0401
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ----------------
                              1997 STOCK INCENTIVE PLAN
                              1994 STOCK INCENTIVE PLAN
                               STOCK OPTION AGREEMENTS
                               (Full title of the plan)
                                   ----------------
                                  Bradley K. Serwin
                      Senior Vice President and General Counsel

                                   PAULA FINANCIAL
                           300 North Lake Avenue, Suite 300
                              Pasadena, California 91101
                                    (626) 304-0401

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ----------------
                                   WITH A COPY TO:
                               RICHARD A. STRONG, ESQ.
                             Gibson, Dunn & Crutcher LLP
                                333 South Grand Avenue
                            Los Angeles, California  90071
                                    (213) 229-7000
                                   ----------------

                           CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                        Proposed Maximum     Proposed Maximum           Amount of
Title of Securities      Amount to      Offering Price per        Aggregate           Registration
 to be Registered     be Registered(1)       Share (2)         Offering Price (2)        Fee (2)
---------------------------------------------------------------------------------------------------

  Common Stock       1,046,200 shares        $11.99              $12,543,939              $3,700

---------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------

(1) The 1997 Stock Incentive Plan (the "1997 Plan") of PAULA Financial (the "Company") authorizes the issuance of 200,000 shares of the Company's Common Stock. Of the 200,000 shares being registered hereunder for issuance pursuant to the 1997 Plan, none are subject to presently outstanding options. The 1994 Stock Incentive Plan (the "1994 Plan") of the Company authorizes the issuance of 550,000 shares of the Company's Common Stock. Of the 470,200 shares being registered hereunder for issuance pursuant to the 1994 Plan, 404,650 are subject to presently outstanding options and 39,150 have been issued as restricted stock.
     The stock option agreement between the Company and Jeffrey A. Snider, dated as of October 26, 1996 (the "1996 Snider Stock Option Agreement"), authorizes the issuance of 250,000 shares of Common Stock. All of the 250,000 shares of Common Stock being registered hereunder for issuance pursuant to the 1996 Snider Stock Option Agreement are subject to presently outstanding options. The stock option agreement between the Company and John Clinton, dated as of October 26, 1996 (the "Clinton
     Stock Option Agreement"), authorizes the issuance of 4,000 shares of Common Stock. All of the 4,000 shares of Common Stock being registered hereunder for issuance pursuant to the Clinton Stock Option Agreement are subject to presently outstanding options. The stock option agreement between the Company and Saugatuck Associates II, Inc., dated as of October 26, 1996 (the "Saugatuck Stock Option Agreement"), authorizes the issuance of 4,000 shares of Common Stock. All of the 4,000 shares of Common Stock being registered hereunder for issuance pursuant to the Saugatuck Stock Option Agreement are subject to presently outstanding options. The stock option agreement between the Company and RFE Investment Partners IV, L.P., dated as of October 26, 1996 (the "RFE Stock Option Agreement"), authorizes the issuance of 4,000 shares of Common Stock. All of the 4,000 shares of Common Stock being registered hereunder for issuance pursuant to the RFE Stock Option Agreement are subject to presently outstanding options. The stock option agreement between the Company and Jerry M. Miller, dated as of October 26, 1996 (the "Miller Stock Option Agreement"), authorizes the issuance of 4,000 shares of Common Stock. All of the 4,000 shares of Common Stock being registered hereunder for issuance pursuant to the Miller Stock Option Agreement are subject to presently outstanding options. The stock option agreement between the Company and Gerard Vecchio, dated as of October 26, 1996 (the "Vecchio Stock Option Agreement"), authorizes the issuance of 4,000 shares of Common Stock. All of the 4,000 shares of Common Stock being registered hereunder for issuance pursuant to the Vecchio Stock Option Agreement are subject to presently outstanding options. The stock option agreement between the Company and Ronald W. Waisner, dated as of October 26, 1996 (the "Waisner Stock Option Agreement"), authorizes the issuance of 4,000 shares of Common Stock. All of the 4,000 shares of Common Stock being registered hereunder for issuance pursuant to the Waisner Stock Option Agreement are subject to presently outstanding options. The stock option agreement between the Company and Bradley K. Serwin, dated as of October 26, 1996 (the "Serwin Stock Option Agreement"), authorizes the issuance of 42,000 shares of Common Stock. All of the 42,000 shares of Common Stock being registered hereunder for issuance pursuant to the Serwin Stock Option Agreement are subject to presently outstanding options. The stock option agreement between the Company and Jeffrey A. Snider, dated as of July 26, 1994 (the "1994 Snider Stock Option Agreement"), authorizes the issuance of 60,000 shares of Common Stock. All of the 60,000 shares of Common
     Stock being registered hereunder for issuance pursuant to the 1996 Snider Stock Option Agreement are subject to presently outstanding options. The 1996 Snider Stock Option Agreement, the Clinton Stock Option Agreement, the Saugatuck Stock Option Agreement, the RFE Stock Option Agreement, the Miller Stock Option Agreement, the Vecchio Stock Option Agreement, the Waisner Stock Option Agreement, the Serwin Stock Option Agreement and the 1994 Snider Stock Option Agreement collectively are referred to herein as the "Stock Option Agreements."

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price per Share is based upon:
     (1) the average exercise price per share ($8.78) of outstanding options for 404,650 shares granted under the 1994 Plan; (2) the average price per share ($8.39) of 39,150 shares of restricted stock issued under the 1994 Plan; (3) the average of the high and low prices ($22.75) on December 15, 1997 for the Company's Common Stock listed on the Nasdaq National Market for 26,400 shares remaining to be awarded under the 1994 Plan and 200,000 shares remaining to be awarded under the 1997 Plan; and (4) the average exercise price per share ($9.34) of outstanding options for 376,000 shares under the Stock Option Agreements.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed by PAULA Financial (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are by this reference incorporated in and made a part of this Registration Statement:

          (a) The Registrant's Prospectus filed pursuant to Rule 424(b) on October 27, 1997;

          (b) The Registrant's quarterly report on Form 10-Q filed with the Commission on November 14, 1997; and

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 filed on August 8, 1997, as amended.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 102 of the Delaware General Corporation Law (the "DGCL") authorizes a Delaware corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of its directors to the corporation and its stockholders for monetary damages for breach of the directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such provision, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although
Section 102 of the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Company's Certificate of Incorporation and Bylaws include provisions which limit or eliminate the personal liability of its directors to the fullest extent permitted by Section 102 of the DGCL. Consequently, a director or officer will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions and
(iv) any transaction from which the director derived an improper personal benefit.

          The Company's Certificate of Incorporation and Bylaws also provide, in effect, that, to the fullest extent and under the circumstances permitted by
Section 145 of the DGCL, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation or enterprise. The inclusion of these indemnification provisions in the Company's Certificate of Incorporation and Bylaws is intended to enable the Company to attract qualified persons to serve as directors and officers who might otherwise be reluctant to do so. The Company may, in its discretion, similarly indemnify its employees and agents.

          Depending upon the character of the proceeding, the Company may indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, under the DGCL, the Company would have the obligation to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

          In addition, the limited liability provisions in the Certificate of Incorporation and the indemnification provisions in the Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty (including breaches resulting from grossly negligent conduct) and may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. Furthermore, a stockholder's investment in the Company may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers of the Company pursuant to the indemnification provisions in the Company's Bylaws. The limited liability provisions in the Certificate of Incorporation will not limit the liability of directors under federal securities laws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          4.1 PAULA Financial and Subsidiaries 1997 Stock Incentive Plan (Exhibit 10.7 to the Company's Registration Statement on Form S-1 (File No. 333-33159)). (1)

          4.2 PAULA Financial and Subsidiaries 1994 Stock Incentive Plan (Exhibit 10.6 to the Company's Registration Statement on Form S-1 (File No. 333-33159)). (1)

          4.3 Form of Stock Option Agreement (Immediate Vesting) issued under the 1994 Plan (Exhibit 10.10 to the Company's Registration Statement on Form S-1 (File No. 333-33159)). (1)

          4.4 Form of Stock Option Agreement (Executive) issued under the 1994 Plan (Exhibit 10.11 to the Company's Registration Statement on Form S-1 (File No. 333-33159)). (1)

          4.5 Form of Stock Option Agreement (Stepped Vesting) issued under the 1994 Plan (Exhibit 10.12 to the Company's Registration Statement on Form S-1 (File No. 333-33159)). (1)

          4.6  Stock Option Agreement between the Company and Jeffrey A. Snider.

          4.7 Form of Stock Option Agreement (Immediate Vesting - Non-Plan) issued in connection with the grant of stock options other than under the 1994 Plan or the 1997 Plan (Exhibit 10.8 to the Company's Registration Statement on Form S-1 (File No. 333-33159)). (1)

          4.8  Schedule of Details of Stock Option Agreements (Immediate Vesting
               - Non-Plan).

          4.9 Form of Stock Option Agreement (Executive - Non-Plan) issued in connection with the grant of stock options other than under the 1994 Plan or the 1997 Plan (Exhibit 10.9 to the Company's Registration Statement on Form S-1 (File No. 333-33159)). (1)

          4.10 Schedule of Details of Stock Option Agreements (Executive - Non-Plan).

          5    Opinion of Gibson, Dunn & Crutcher LLP.

          23.1 Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

          23.2 Consent of KPMG Peat Marwick LLP.

          24   Power of Attorney (included on Signature Page).

(1) Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-1 as filed on August 8, 1997 and incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 17th day of December, 1997.


                           By:/s/ Jeffrey A. Snider
                              ------------------------------------------------
                              Jeffrey A. Snider
                              Chairman of the Board, President and Chief
                              Executive Officer (Principal Executive Officer)

                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Nicholson and Bradley K. Serwin as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


     Signature                               Title                                   Date
     ---------                               -----                                   ----
/s/ Jeffrey A. Snider         Chairman of the Board, President                  December 17, 1997
-----------------------
   Jeffrey A. Snider           and Chief Executive Officer (Principal
                               Executive Officer)

/s/ James A. Nicholson        Executive Vice President, Chief                   December 17, 1997
-----------------------
   James A. Nicholson         Financial Officer, Treasurer,
                              Secretary and Director (Principal
                              Financial Officer)

/s/ Andrew M. Slavitt         Director                                          December 17, 1997
-----------------------
   Andrew M. Slavitt

/s/ Bradley K. Serwin         Director                                          December 17, 1997
-----------------------
   Bradley K. Serwin

/s/ Jerry M. Miller           Director                                          December 17, 1997
-----------------------
   Jerry M. Miller

/s/ Ronald W. Waisner         Director                                          December 17, 1997
-----------------------
   Ronald W. Waisner

/s/ John B. Clinton           Director                                          December 17, 1997
-----------------------
   John B. Clinton


                                                                      7

/s/ Gerard Vecchio            Director                                          December 17, 1997
-----------------------
   Gerard Vecchio

/s/ Owen S. Crihfield         Director                                          December 17, 1997
-----------------------
   Owen S. Crihfield

                                    EXHIBIT INDEX
     Exhibit
     Number    Description
     -------   -----------

     4.1 PAULA Financial and Subsidiaries 1997 Stock Incentive Plan (Exhibit 10.7 to the Company's Registration Statement on Form S-1 (File No. 333-33159)). (1)

     4.2 PAULA Financial and Subsidiaries 1994 Stock Incentive Plan (Exhibit 10.6 to the Company's Registration Statement on Form S-1 (File No. 333-33159)). (1)

     4.3 Form of Stock Option Agreement (Immediate Vesting) issued under the 1994 Plan (Exhibit 10.10 to the Company's Registration Statement on Form S-1 (File No. 333-33159)). (1)

     4.4 Form of Stock Option Agreement (Executive) issued under the 1994 Plan (Exhibit 10.11 to the Company's Registration Statement on Form S-1 (File No. 333-33159)). (1)

     4.5 Form of Stock Option Agreement (Stepped Vesting) issued under the 1994 Plan (Exhibit 10.12 to the Company's Registration Statement on Form S-1 (File No. 333-33159)). (1)

     4.6       Stock Option Agreement between the Company and Jeffrey A. Snider.

     4.7 Form of Stock Option Agreement (Immediate Vesting - Non-Plan) issued in connection with the grant of stock options other than under the 1994 Plan or the 1997 Plan (Exhibit 10.8 to the Company's Registration Statement on Form S-1 (File
               No. 333-33159)).  (1)

     4.8       Schedule of Details of Stock Option Agreements (Immediate Vesting
               - Non-Plan).

     4.9 Form of Stock Option Agreement (Executive - Non-Plan) issued in connection with the grant of stock options other than under the 1994 Plan or the 1997 Plan (Exhibit 10.9 to the Company's Registration Statement on Form S-1 (File No. 333-33159)). (1)

     4.10      Schedule of Details of Stock Option Agreements (Executive -
               Non-Plan).

     5         Opinion of Gibson, Dunn & Crutcher LLP.

     23.1      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

     23.2      Consent of KPMG Peat Marwick LLP.

     24        Power of Attorney (included on Signature Page).

(1) Previously filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-1 as filed on August 8, 1997 and incorporated herein by reference.



                                          9